SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2005

VITASTI, INC.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
100-1001 Churchill Crescent North Vancouver, B.C., Canada V7P 1T2
Canada
(Address of principal executive offices)
604-980-6693
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Vitasti, Inc.
From 8-K
Current Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a Board of Directors meeting held on August 1, 2005, Patrick Higgins was appointed as a Director of the Company.

Patrick Higgins is the senior partner in the management firm of Higgins Cohn Brand Management (“HCBM”), a leading consumer products organization that provides strategic operations and sales execution services to consumer brands. HCBM assists businesses more effectively through brand development and market penetration.

Additionally, Mr. Higgins’ extensive experience in brand management within the health and wellness industry will be useful in his new role as Director of the Registrant.

HCBM specializes in complete management of the market for natural and specialty product manufacturers. They offer clients valuable capabilities including: customer service, logistics, warehousing, market research, media services, design services and sales coverage. The core strength of their team, combined with full-range capabilities, provides clients with the strong infrastructure necessary to compete in the natural and specialty product market.

HCBM's team, led by Patrick Higgins, consists of some of the most experienced people in the natural and specialty products industry.

Item 9.01.  Financial Statements and Exhibits.

(c) 99.1 Press Release dated August 1, 2005 announcing the election of Patrick Higgins

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Vitasti, Inc.

By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President

Dated: August 9, 2005